SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): March 12, 2001



                                 WORLDTEX, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



          1-11438                                           56-1789271
   (Commission File Number)                    (IRS Employer Identification No.)


915 Tate Boulevard, S.E., Suite 106, Hickory, North Carolina            28602
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:  (828) 322-2242

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

            On March 12, 2001, Worldtex, Inc. (the "Company" or "Worldtex") and its subsidiaries Elastic Corporation of America, Inc., Regal Manufacturing Company, Inc., WTX Colombia I, Inc., WTX Colombia II, Inc., Willcox & Gibbs Filix of Delaware, Inc. and Regal Yarns of Argentina Inc. filed petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. The petitions were filed, as planned, for the purpose of restructuring Worldtex's capitalization. The restructuring has been prenegotiated with an informal committee of holders of approximately 64% of the Company's 9-5/8% Senior Notes. The filing also includes a plan of reorganization and a proposed disclosure statement. The noteholders on the informal committee have agreed to vote in favor of such plan of reorganization pursuant to a lock-up agreement.

            The restructuring will result in the substantial reduction of the Company's debt by canceling all outstanding principal and all accrued and unpaid interest on the 9-5/8% Senior Notes (approximately $187,000,000), in exchange for (i) 98% of newly issued common stock in the Company, subject to dilution from employee options and warrants to existing stockholders, and (ii) a new 12% preferred stock, in the aggregate face amount of $30 million. In addition, under the plan all existing common stock of Worldtex will be canceled and a distribution will be made to former stockholders of (i) 2% of the new common stock, subject to dilution from employee options and warrants and (ii) warrants for 10% of the fully diluted new common stock, exercisable at a price at which the holders of the 9-5/8% Senior Notes will have received a 100% recovery on the principal amount of the Senior Notes. No fractional shares or warrants will be distributed, nor will any payment be made in lieu thereof.

            Worldtex has entered into a debtor in possession ("DIP") loan agreement with its current bank lenders to provide financing during pendency of the Chapter 11 case by rolling over the Company's existing $40 million revolving credit facility and term loan of $7.125 million. The Bankruptcy Court has approved the DIP facilities on an interim basis and has scheduled a hearing to consider final approval of the DIP facilities on April 2, 2001. The Bankruptcy Court has scheduled a hearing to consider Worldtex's plan and disclosure statement on April 30, 2001.

            Implementation of the restructuring is subject to consummation of the Chapter 11 plan, which requires, among other things, arranging a new credit facility to be available upon emergence from Chapter 11 and Bankruptcy Court approval of the plan and the disclosure statement describing the plan. No assurances can be given that the plan will be consummated. This SEC filing is not an offer with respect to any securities or solicitation of acceptances of a Chapter 11 plan. Such an offer or solicitation will be made in compliance with all applicable securities laws and provisions of the Bankruptcy Code.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          WORLDTEX, INC.



Date:  March 19, 2001                     By /S/ MITCHELL R. SETZER
                                             ----------------------------
                                             Mitchell R. Setzer
                                             Treasurer and Secretary